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                                                                    EXHIBIT 99.4


Option #                                             Date:
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No. Shares
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                                SUMMA FOUR, INC.

                            1993 STOCK INCENTIVE PLAN

                        INCENTIVE STOCK OPTION AGREEMENT


1. GRANT OF OPTION. Summa Four, Inc., a Delaware corporation (the "Company"), hereby grants to _____________(the "Optionee"), an option, pursuant to the Company's 1993 Stock Incentive Plan (the "Plan"), to purchase an aggregate of ___________shares of Common Stock ("Common Stock") of the Company at a price of $______ per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 242(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2. INCENTIVE STOCK OPTION. This option is intended to qualify as an incentive stock option ("Incentive Stock Option") within the meaning of Section 422 of the Code.

3.      EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION.

(a) Vesting Schedule. Except as otherwise provided in this Agreement, this option may be exercised prior to the tenth anniversary of the date of grant (hereinafter the "Expiration Date") in installments as to not more than the number of shares set forth in the table below during the respective installment periods set forth in the table below.

            Exercise Period                        Number of
                                               Shares as to which
                                              Option is Exercisable


The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. This option may not be exercised at any time on or after the Expiration Date.

(b) Exercise Procedure. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered



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Option #                                             Date:
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No. Shares
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hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(c)     Continuous Employment Required. Except as otherwise provided in this
Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee of the Company. For all purposes of this option, (i) "employment" shall be defined in accordance with the provisions of
Section 1.421-7(h) of the Income Tax Regulations or any successor regulations, and (ii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation (hereinafter called the "Successor Corporation") shall be considered for all purposes of this option to be employment by the Company.

(d) Exercise Period Upon Termination of Employment. If the Optionee ceases to be employed by the Company for any reason, then, except as provided in paragraphs (e) and (f) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements, arising by reason of this option being treated as a non-statutory option or otherwise. Notwithstanding the foregoing, if the Optionee, prior to the Expiration Date, materially violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Optionee and the Company; the right to exercise this option shall terminate immediately upon written notice to the Optionee from the Company describing such violation.

(e) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an employee of the Company, or if the Optionee dies within three months after the Optionee ceases to be an employee of the Company (other than as a result of a discharge for "cause" as specified in paragraph (f) below), this option shall be exercisable, within the period of one year following the date of death or disability of the Optionee (but in no event after the Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, provided that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

(f) Discharge for Cause. If the Optionee, prior to the Expiration Date, ceases his or her employment with the Company because he or she is discharged for "cause" (as defined below), the right to exercise this option shall terminate immediately upon such cessation of employment. "Cause" shall mean willful misconduct in connection with the Optionee's employment or willful failure to perform his or her employment responsibilities in the best interests of the Company (including, without limitation, breach by the Optionee of any provision of any employment,



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Option #                                             Date:
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No. Shares
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nondisclosure, non-competition or other similar agreement between the Optionee and the Company), as determined by the Company, which determination shall be conclusive.

4.      PAYMENT OF PURCHASE PRICE.

(a) Method of Payment. Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery of cash or check in an amount equal to the exercise price of such options or, with the prior consent of the Company (which may be withheld in its sole discretion), by (A) delivery of shares of Common Stock owned by the Optionee for at least six months, valued at their fair market value, as determined in (b) below, (B) delivery of a promissory note of the optionee to the Company on terms determined by the Board,
(C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Board may determine, or (E) any combination of the foregoing.

(b) Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any share of the Company's Common Stock or other non-cash consideration which may be delivered to the Company in exercise of this option shall be determined in good faith or in the manner determined by the Board of Directors of the Company from time to time.

(c) Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

(d) Restrictions on Use of Option Stock. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of purchase price of shares purchased upon exercise of this option if the shares to be so tendered were acquired within six months before the date of such tender, through the exercise of an option granted under the Plan or any other stock option or restricted stock plan of the Company.

5. DELIVERY OF SHARES: COMPLIANCE WITH SECURITIES LAWS, ETC. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (i) until all conditions of the option have been satisfied or removed, (ii) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (iv) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel.



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Option #                                             Date:
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No. Shares
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6.      NONTRANSFERABILITY OF OPTION. This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except that this option may be transferred (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7. NO SPECIAL EMPLOYMENT OR SIMILAR RIGHTS. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment or other relationship of the Optionee with the Company for the period within which this option may be exercised. The Company expressly reserves the right at any time to dismiss the Optionee free from any liability or claim under the Plan, except as otherwise expressly provided in this Agreement.

8. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9. ADJUSTMENT PROVISIONS. In the event that the Board, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board shall equitably adjust either or both (i) the number and kind of shares subject to this option, and (ii) the award, exercise or conversion price with respect to the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to this option, provided that the number of shares subject to this option shall always be a whole number.

10. MERGERS, ETC. (X) Except as set forth in subparagraph (Y) below, in the event of a consolidation, merger or other reorganization in which all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition") or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to this Option: (i) provide that this Option shall be assumed, or a substantially equivalent Option shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Optionee, provide that if unexercised, this Option will terminate immediately prior to the consummation of such transaction unless exercised by the Optionee within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common



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Option #                                             Date:
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No. Shares
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Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to the Optionee equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable or realizable in full prior to the effective date of such Acquisition. (Y) Notwithstanding any other provision to the contrary, in the event of a Change of Control (as defined below), all options outstanding as of the date such Change in Control occurs shall become exercisable in full, whether or not exercisable in accordance with their terms. A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the date the Plan was adopted, constitute the Board of Directors of the Company (as of the date thereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date thereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve as of the Company or an agreement for the sale or disposition by the plan of complete liquidation of Company of all or substantially all of the Company's assets.

11. WITHHOLDING TAXES. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionees satisfaction of all applicable federal, state and local income and employment tax withholding requirements. The Optionee shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of options under the Plan no later than the rate of the event creating the tax


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Option #                                             Date:
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No. Shares
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liability. In the Board's discretion, and subject to such conditions as the
Board may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the option creating the tax obligation, valued at their fair market value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionee.

12.     MISCELLANEOUS.

(a) The Board may amend, modify or terminate any outstanding option, including substituting therefor another option of the same or a different type, changing the date of exercise or realization, provided that the Optionee's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Optionee. The Board may at any time accelerate the time at which all or any part of an Option may be exercised.

(b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c) This option shall be governed by and construed in accordance with the laws of the State of New Hampshire.

SUMMA FOUR, INC.


Date                                        By:
    -------------------------------            ---------------------------------
                                            Title:
                                                  ------------------------------
                                            Address:
                                                    ----------------------------

Optionee's Acceptance

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1993 Stock Incentive Plan.


Date                                        By:
    -------------------------------            ---------------------------------
                                            Address:
                                                    ----------------------------

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